Exhibit 24(f)1

December 13, 2022

Myra C. Bierria and Melissa K. Caen

Ms. Bierria and Ms. Caen:

    Southern Company Gas (the “Company”) proposes to file or join in the filing of reports under the Securities Exchange Act of 1934, as amended, with the Securities and Exchange Commission with respect to the following: (1) the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 and (2) the Company’s Quarterly Reports on Form 10-Q during 2023.
    The Company and the undersigned directors and officers of the Company, individually as a director and/or as an officer of the Company, hereby make, constitute and appoint each of you our true and lawful Attorney for each of us and in each of our names, places and steads to sign and cause to be filed with the Securities and Exchange Commission in connection with the foregoing said Annual Report on Form 10-K, said Quarterly Reports on Form 10-Q and any necessary or appropriate amendment or amendments to any such reports, to be accompanied in each case by any necessary or appropriate exhibits or schedules thereto.

Yours very truly,
SOUTHERN COMPANY GAS
By	/s/Kimberly S. Greene
Kimberly S. Greene Chairman, President and Chief Executive Officer

/s/Sandra N. Bane	/s/J. Bret Lane
Sandra N. Bane	J. Bret Lane
/s/Thomas D. Bell, Jr.	/s/John E. Rau
Thomas D. Bell, Jr.	John E. Rau
/s/Charles R. Crisp	/s/Vanessa Allen Sutherland
Charles R. Crisp	Vanessa Allen Sutherland
/s/Brenda J. Gaines	/s/David P. Poroch
Brenda J. Gaines	David P. Poroch
/s/Kimberly S. Greene	/s/Grace A. Kolvereid
Kimberly S. Greene	Grace A. Kolvereid
/s/Norman G. Holmes	/s/Barbara P. Christopher
Norman G. Holmes	Barbara P. Christopher

Extract from minutes of meeting of the board of directors of Southern Company Gas.

- - - - - - - - - -

RESOLVED: That for the purpose of signing the reports under the Securities Exchange Act of 1934 to be filed with the Securities and Exchange Commission with respect to the filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 and its 2023 Quarterly Reports on Form 10-Q, and any necessary or appropriate amendment or amendments to any such reports, the Company, the members of its Board of Directors and its officers be and hereby are authorized to give their several powers of attorney to Myra C. Bierria and Melissa K. Caen.

- - - - - - - - - -

The undersigned officer of Southern Company Gas does hereby certify that the foregoing is a true and correct copy of a resolution duly and regularly adopted at a meeting of the board of directors of Southern Company Gas, duly held on December 13, 2022, at which a quorum was in attendance and voting throughout, and that said resolution has not since been rescinded but is still in full force and effect.

Dated: February 15, 2023	SOUTHERN COMPANY GAS
	By	/s/Melissa K. Caen
Melissa K. Caen Assistant Secretary